UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2026

KIRBY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	1-7615	74-1884980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Waugh Drive, Suite 1000
Houston, Texas		77007
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 713-435-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KEX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On April 30, 2026, Kirby Corporation (“Kirby” or the "Company") issued a press release announcing results for the first quarter ended March 31, 2026. A copy of the press release is attached as Exhibit 99.1 to this report.

EBITDA, a non-GAAP financial measure, is used in the press release. Kirby defines EBITDA as net earnings attributable to Kirby before interest expense, taxes on income, and depreciation and amortization. Kirby has historically evaluated its operating performance using numerous measures, one of which is EBITDA. EBITDA is presented because of its wide acceptance as a financial indicator. EBITDA is one of the performance measures used in calculating performance compensation pursuant to the Company’s annual incentive plan. EBITDA is also used by rating agencies in determining Kirby’s credit rating and by analysts publishing research reports on Kirby, as well as by investors and investment bankers generally in valuing companies. A quantitative reconciliation of EBITDA to net earnings attributable to Kirby for the 2026 and 2025 first quarters is included in the press release. EBITDA is not a calculation based on generally accepted accounting principles and should not be considered as an alternative to, but should only be considered in conjunction with, Kirby’s GAAP financial information.

The press release also includes non-GAAP financial measures which exclude certain one-time items, including earnings before taxes on income (excluding one-time items), net earnings attributable to Kirby (excluding one-time items), and diluted earnings per share (excluding one-time items). A reconciliation of these measures with GAAP is included in the press release. Management believes that the exclusion of certain one-time items from these financial measures enables it and investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of Kirby’s normal operating results. The press release additionally includes free cash flow, a non-GAAP financial measure, which Kirby defines as net cash provided by operating activities less capital expenditures. A reconciliation of free cash flow with GAAP is included in the press release. Kirby uses free cash flow to assess and forecast cash flow and to provide additional disclosures on the Company’s liquidity. Free cash flow does not imply the amount of residual cash flow available for discretionary expenditures as it excludes mandatory debt service requirements and other non-discretionary expenditures. These non-GAAP financial measures are not calculations based on generally accepted accounting principles and should not be considered as an alternative to, but should only be considered in conjunction with Kirby’s GAAP financial information.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described below in Item 5.07 of this Current Report on Form 8-K, on April 27, 2026, at the Annual Meeting of Stockholders (the “Annual Meeting”), the stockholders approved amendments to the 2005 Stock and Incentive Plan. On January 27, 2026, subject to stockholder approval at the Annual Meeting, Kirby’s Board of Directors approved the amendments to the 2005 Stock and Incentive Plan (as so amended and restated, the “2005 Plan”).

Summary of Amendments:

•
Extend the term of the 2005 Plan from April 27, 2027 to April 27, 2036;
•
Increase the maximum amount of cash that may be payable pursuant to performance awards granted to a participant in a single calendar year from $5,000,000 to $10,000,000;
•
Provide for forfeiture or recovery of awards granted on or after January 27, 2026 if a) a participant is terminated for cause; or b) in the period up to a year after termination, the Company discovers facts that would have constituted cause for termination or the participant violates a restrictive covenant or obligations of noncompetition, nonsolicitation, confidentiality, or nondisparagement; and
•
Make certain other clarifying and administrative changes.

Summary of Key Terms of 2005 Plan:

•
Term: No awards shall be made under the 2005 Plan after April 27, 2036. The Board may suspend, discontinue or terminate the 2005 Plan at any time.

•
Types of Awards: The 2005 Plan provides for the granting of incentive options, nonincentive options, restricted stock, restricted stock units, and performance-based compensation payable in stock, cash, or a combination of stock and cash.
•
Eligibility: Employees of the Company, including its named executive officers and other officers, are eligible to participate in the 2005 Plan. At December 31, 2025, the Company had approximately 5,200 employees, and the Compensation Committee of the Board of Directors determines recipients of awards under the 2005 Plan. The amounts of future awards that may be made to officers, including its named executive officers, of the Company under the 2005 Plan are not determinable at this time, since any such awards are made in the discretion of the Compensation Committee. Nonemployee directors are not eligible for awards under the 2005 Plan.
•
Shares Reserved for Issuance: A total of 6,400,000 shares of common stock may be issued under the 2005 Plan. As of March 2, 2026, 1,654,184 shares of common stock were available for future awards under the 2005 Plan. Shares equal in number to the shares withheld in payment of the exercise price of a stock option and shares that are withheld in order to satisfy federal, state or local tax liability, will count against the above limit and shall cease to be available for grants under the 2005 Plan.

A description of the material terms of the 2005 Plan and the amendments thereto are set forth in Proposal 4 contained in Kirby’s Definitive Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission (“SEC”) on March 6, 2026. The above description of certain terms of the 2005 Plan and the amendments thereto are qualified in all respects by the full text of the 2005 Plan, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Kirby held its Annual Meeting of Stockholders on April 27, 2026, at which the stockholders voted on the following matters:

1.
Richard J. Alario, Tracy A. Embree, and David W. Grzebinski were elected Class I directors of Kirby to serve until the 2029 Annual Meeting of Stockholders by the following vote:

	For	Against	Abstain	Broker Non-Votes
Richard J. Alario	44,358,667	4,024,746	21,178	1,754,185
Tracy A. Embree	48,331,106	56,248	17,237	1,754,185
David W. Grzebinski	48,103,141	280,892	20,558	1,754,185

2.
The Audit Committee’s selection of KPMG LLP as Kirby’s independent registered public accounting firm for 2026 was ratified by the following vote:

For	49,138,056
Against	951,626
Abstain	69,094
Broker non-votes	0

3.
The compensation of Kirby’s named executive officers was approved on a non-binding advisory basis by the following vote:

For	47,102,552
Against	1,105,796
Abstain	196,243
Broker non-votes	1,754,185

4.
Amendment of the 2005 Stock and Incentive Plan as described above in Item 5.02 was approved by the following vote:

For	46,508,624
Against	1,694,432
Abstain	201,535
Broker non-votes	1,754,185

5.
Amendment of the 2000 Nonemployee Director Stock Plan was approved by the following vote:

For	47,857,497
Against	361,839
Abstain	185,255
Broker non-votes	1,754,185

A copy of the 2000 Nonemployee Director Stock Plan as so amended and restated is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)
Exhibits

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1†	2005 Stock and Incentive Plan
10.2†	2000 Nonemployee Director Stock Plan
99.1	Press release dated April 30, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Management contract, compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIRBY CORPORATION

Date:	April 30, 2026	By:	/s/ Raj Kumar
Raj Kumar Executive Vice President and Chief Financial Officer